EMPLOYMENT AGREEMENT


                  THIS AGREEMENT, dated as of June 22, 1996, is made and entered into by and between EMPLOYEE SOLUTIONS, INC., an Arizona corporation ("Employer" or "ESI"), and JEFFERY COLBY ("Employee").

                  R E C I T A L S :
                  - - - - - - - - -

                  A. WHEREAS, Employer is engaged in the business of employee leasing.

                  B. WHEREAS, Employee was previously employed by TALENT, ENTERTAINMENT AND MEDIA SERVICES, INC., a Delaware corporation, and GCK ENTERTAINMENT SERVICES I, INC., a Delaware corporation (collectively, "TEAM"), as president. As part of his TEAM duties, Employee was directly responsible for the management and operation of TEAM's business, in the sale and marketing of TEAM's entertainment industry-based leasing services, and in the recruitment and training of TEAM personnel.

                  C. WHEREAS, on June 22, 1996, ESI acquired TEAM from Employee and the other former stockholders of TEAM.

                  D. WHEREAS, in conjunction with ESI's acquisition of TEAM, ESI desires to hire Employee, and Employee desires to be employed by ESI, on a full-time basis, for the purposes of (1) operating, maintaining and expanding TEAM's existing entertainment industry-based leasing business, including the duties set forth in Recital B above, (2) training other ESI employees and independent contractors with respect to the various aspects of TEAM's business, (3) cross-selling TEAM's services to ESI's customers and ESI's services to TEAM's customers and subscribers, and (4) marketing TEAM's and ESI's services to existing and prospective customers and subscribers.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties agree as follows:

                  1.       Employment and Duties.

                           (a)      Employer  agrees  to  employ  Employee  on a
full-time basis, upon the terms and conditions provided herein, and Employee agrees to accept such full-time employment upon said terms and conditions.

                           (b)      During  the term of this  Agreement,  unless
the parties mutually agree to the contrary, Employee will serve as one of Employer's regional vice presidents; provided, however, that there shall be no specific geographical region for which Employee is responsible.

                           (c)      Employee's duties and responsibilities shall
include the services, duties and responsibilities described in Recital D above. Without limiting the foregoing, Employee's duties and responsibilities also shall include, but not necessarily be limited to, the training and support of independent contractors retained by Employer, and operating under Employee's day-to-day management, to solicit leasing business (the "Sales Agent(s)").

                           (d)      In performing his duties hereunder, Employee
will coordinate his activities, to the extent reasonable and necessary, with other ESI regional vice presidents and ESI executive officers in order to maximize the training of ESI employees and independent contractors with respect to the payroll administration, benefits sales and marketing, and workers' compensation sales and marketing aspects of ESI's business.

                           (e)      Subject to the provisions hereof and of that
Stock Purchase Agreement effective as of June 22, 1996, between ESI, TEAM, Employee, and other former TEAM stockholders, ESI shall cooperate reasonably with Employee in maintaining and increasing Employee's opportunities to market and sell TEAM's and ESI's services.

                  2. Term. The term of this Agreement shall commence on June 22, 1996, and shall continue for a period of three (3) years through June 21, 1999, unless earlier terminated as set forth below. The first year of this Agreement, commencing on the commencement date listed above, and each subsequent year of this Agreement, commencing on an anniversary date of the commencement date, are each referred to herein as a "Contract Year."

                  3.       Compensation.

                           (a)      Base Salary.  Employee  shall receive a base
annual salary, before deducting all applicable withholdings, of $75,000, which shall be payable in accordance with Employer's standard payroll policies, which policies may be revised from time to time.

                           (b)      Commissions.  As partial  consideration  for
the services to be rendered by Employee, while Employee is employed hereunder (and, to the extent provided in paragraph 3(c), after he is no longer employed hereunder), Employer agrees to pay Employee commissions, subject to deductions for all applicable withholdings, as follows: (i) for Employer's leasing business generated directly by Employee's services and for which Employee acts as the sales agent thereunder, the commissions payable to Employee shall be the total of those amounts designated in the "Regional Vice President" and "Agent" columns of Exhibit A, and (ii) for Employer's leasing business generated directly by the services of Sales Agents, and for which such Sales Agents, and not Employee, act as the sales agent thereunder, Employee will be entitled to commissions based upon the amount designated in the "Regional Vice President" column of Exhibit A. Employee shall not be entitled to any commissions hereunder for sale of TEAM's leasing business.

                  Notwithstanding the foregoing, the parties acknowledge that the commission schedule set forth in Exhibit "A" is based on favorable contracts with subscribers as currently in effect or as may be negotiated in the future. However, the costs to Employer could increase after a subscriber contract is agreed upon because of changes in SUTA, FUTA, FICA, Medicare, workers' compensation, etc. In such a case, it may not be possible to pass the increase along to the subscriber, with the result that Employer may have to absorb all or part of the cost increase. This would have the practical effect of decreasing the administration fee. Therefore, if Employer's cost for any item charged to a subscriber should increase, without a corresponding increase in the fees paid by the subscriber, the amount of such cost increase shall be treated as a reduction in the net administration fee for purposes of determining the commissions payable hereunder.

                           (c)      Post-Termination  Commissions.   During  the
period of the covenant not to compete set out in paragraph 6 of this Agreement (and any extension thereof confirmed and agreed to by Employee in writing at least thirty days prior to the end of the original non-compete period or extended period thereof, as applicable), subject to the following conditions and provided that Employee fully complies with the terms of paragraphs 5 and 6, and also subject to the provisions of paragraph 3(b) above, Employee shall be entitled to receive one hundred percent (100%) of his commissions, subject to deductions for all applicable withholdings, during such non-compete period following a termination or expiration of this Agreement, except if the termination or expiration is due to the death of Employee, or is for cause, as described in more detail in Paragraph 4 below. Employee shall not otherwise be entitled to receive commission income under this Agreement following termination or expiration of his employment. Employer shall supply Employee, within a reasonable time following written request, with all documents and information necessary for Employee to calculate his commissions; provided, however, that all such information shall constitute Confidential Information and shall be subject to the provisions of Paragraph 6 below.

                           (d)      Travel  Expenses.  Except to the extent that
Employee is otherwise reimbursed for any travel expenses (e.g., reimbursement as a member of Employer's board of directors for travel to board meetings), with respect to matters relating solely to ESI's leasing business, Employer will pay for all reasonable, ordinary and necessary expenses incurred by Employee for purposes of attending business meetings in Phoenix, Arizona or elsewhere for which Employer requests Employee's presence, all in compliance with Employer's guidelines in effect from time to time. Employee shall be responsible for all other travel, lodging and other expenses relating to ESI's leasing business. With respect to matters relating solely to TEAM's leasing business or jointly to TEAM's and ESI's leasing businesses, Employee shall be entitled to reimbursement from TEAM for his reasonable travel, lodging and other ordinary and necessary business expenses, upon receipt by TEAM of appropriate documentation.

                           (e)       Fringe  Benefits.  During  the term of this
Agreement, Employee and his dependents also shall be entitled to the same type and amount of health and medical insurance and other fringe benefits as is provided to Employer's Chief Financial Officer (except expense reimbursements, which are covered elsewhere herein, and stock options, which are issued at the sole discretion of Employer's Board of Directors, but for which Employee will be considered in the same manner as all other employees of Employer).

                           (f)      Vacation. During the term of this Agreement,
Employee shall be entitled to receive three (3) weeks of paid vacation for the calendar years 1996 and 1997, and four (4) weeks of paid vacation for each year thereafter. Vacation shall be prorated in any partial calendar year.

                           (g)      Cash  Advance.  During each  Contract  Year,
Employer will advance commissions to Employee, in an aggregate amount of up to Sixty Thousand Dollars ($60,000.00). Such advances shall be repaid solely from offsets against commissions only, and not salary or other items, which would otherwise be payable to Employee hereunder. It is the intent of the parties that all cash advances shall be nonrecourse in nature and Employer shall not be entitled to bring an action against Employee for repayment of such advances.

                           (h)      Offsets.  If  Employer  determines  in  good
faith that Employee is in default hereunder, then Employer may, in its sole discretion, offset against the commissions, salary, reimbursements or any other amounts which may otherwise be payable to the Employee, the amount or amounts owed by Employee to Employer as a result of such default. The right of offset set forth in the previous sentence shall not apply to cash advances under
Section 3(g) above, which are only subject to offset against commissions owing from Employer to Employee. If the total amount of such obligations should exceed the total amounts owed by Employer to Employee at such time then, unless Employer otherwise agrees in writing, no additional amounts will be paid to Employee and Employee shall remain liable to Employer for the amount by which Employee's obligations exceed the total amounts owed by Employer to Employee, plus interest thereon at the rate of nine percent (9%) per annum from the date of delinquency until paid.

                  4. Termination. This Agreement may be terminated under any one or more of the following provisions:

                           (a)      Termination   for   Cause.    Employer   may
terminate for "cause" if Employee materially fails to fulfill his obligations hereunder, and such failure continues for at least ten (10) days after written notice from Employer to Employee reasonably detailing such failure. Additionally, Employer may terminate Employee for "cause" upon the occurrence of any of the following events: (1) Employee's conviction of a felony; (2) an act of fraud or theft on the part of Employee; or (3) any intentional or grossly negligent act on the part of Employee which materially injures or is reasonably likely to materially injure the reputation or interests of Employer (which shall include, but not be limited to, any drug, alcohol and/or other substance abuse which materially impairs Employee's ability to perform his services hereunder).

                           (b)      Mutual Consent.  At any time during the term
of this Agreement, the parties hereto may terminate this Agreement by mutual consent, provided, however, that such termination by mutual consent must be made in writing signed by both parties.

                           (c)      Death of  Employee.  Upon  the  death of the
Employee, this Agreement shall terminate and Employer shall pay to the executor, administrator or personal representative of Employee's estate any compensation (including salary at the time of his death, pro rata bonus, commissions and payments due under any employee benefit plans) earned by the Employee up to the time of his death, but all further rights to commissions and any other compensation shall cease upon Employee's death.

                           (d)      Disability.  If Employee  becomes  disabled,
Employer may immediately terminate this Agreement. For purposes of this Agreement, Employee shall be deemed to have become disabled if, because of ill health, physical or mental disability, Employee shall have been unable to perform his duties under this Agreement for a period of either (i) sixty (60) consecutive days, or (ii) seventy-five (75) days within any one hundred twenty
(120) day period.

                  5.       Confidential Information.

                           (a)      Employee  acknowledges that, in his capacity
as an employee, he will occupy a position of trust and confidence, and that he will develop and have much information about Employer and its operations that is confidential or not generally known in the community. Employee agrees that all such information (the "Confidential Information") is proprietary or confidential or constitutes trade secrets and is the sole property of Employer. Employee agrees to keep confidential, and will not reproduce, copy or disclose to any other person or firm, any such Confidential Information, which shall include, but not be limited to, any documents or information relating to Employer's methods, clients, accounts, systems, programs, procedures, correspondence or records, or any other documents used or owned by Employer (including, but not limited to, this Agreement), nor will he advise, discuss with or in any way assist any other person or firm in obtaining or learning about any of the items described in this paragraph. Accordingly, he agrees that during the term of this Agreement, and afterwards, he will not disclose, permit or encourage anyone to disclose any such Confidential Information, nor will he utilize any such Confidential Information, either alone or with others, outside the scope of his duties and responsibilities as an employee of Employer. This paragraph 5 should not, however, be construed or interpreted as preventing Employee from making any disclosures required or otherwise ordered by any court of competent jurisdiction or any government agency lawfully requiring or otherwise lawfully ordering such a disclosure.

                           (b)      It is agreed that the restrictions contained
in this paragraph 5 are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions will be difficult or impossible to ascertain; and, therefore, Employee has agreed that in addition to and without limiting any other right or remedy Employer may have, Employer shall have the right to an injunction against him issued by a court of competent jurisdiction enjoining any such breach, and in addition thereto, Employer shall be entitled to pursue any and all of its legal and equitable remedies against Employee, including the recovery of provable damages. It is further specifically acknowledged and agreed by the parties that, in the event of any material breach of this paragraph 5, Employer shall have no further obligations under paragraph 3 above, including, but not limited to, the obligation to make any further commission payments which might otherwise be required thereunder.

                           (c)      Unless   otherwise  agreed  by  Employer  in
writing, the obligations described in this paragraph 5 and paragraph 6 below shall survive any termination or expiration of this Agreement or any termination or expiration of the employment relationship created hereunder.

                  6.       Non-Competition.

                           (a)      During the term of this Agreement,  Employee
agrees that all employee leasing business and activities performed by him will be performed hereunder or in accordance herewith, for the benefit of, and/or on behalf of, Employer. In addition, Employee agrees that, for a period of two (2) years after any expiration or termination of this Agreement, Employee shall not engage, directly or indirectly, whether on his own account or as a shareholder (other than as a less than one percent (1%) shareholder of a publicly-held company), partner, joint venturer, employee, consultant, advisor, and/or agent, of any person, firm, corporation, or other entity, in any or all of the following activities within the States of Arizona, Illinois, Michigan, California or New York or any other state in which TEAM operated on or prior to June 22, 1996 (collectively, the "Restricted States"):

                                    (1)      Enter   into  or   engage   in  the
business of employee leasing or training persons in connection with any such business in any manner whatsoever in any one or more of the Restricted States or provide employee leasing services or leased employees to any employers located or conducting business in any one or more of said Restricted States;

                                    (2)      Solicit  customers,  suppliers,  or
business patronage, or use any customer lists for the purpose of or which results in competition with Employer concerning the employee leasing business in the Restricted States;

                                    (3)      Solicit  the   employment   of  any
Employer officers, directors, employees or independent contractors; or

                                    (4)      Promote or assist,  financially  or
otherwise, any person, firm, association, corporation, or other entity engaged in the employee leasing business in any one or more of the Restricted States.

So long as Employee is in compliance with all of the terms and conditions of this Agreement, the parties further agree that the initial term of this non-competition agreement (and any extension or extended term thereof) may be extended by Employee, on a year-by-year basis, by delivering to Employer a written, unconditional notice to such effect, specifically referring to this Paragraph 6(a), at least thirty (30) days prior to the end of said initial term (or extended term, as applicable). In consideration for any such timely extension of the non-competition agreement, Employer agrees to continue the payment of post-termination commissions to Employee for the period of such extension; subject, however, to the terms and conditions of Paragraph 3(b) above. If Employee should fail to timely extend the period of the non-competition agreement, this option to extend the same shall thereafter be null, void and of no further force or effect, unless otherwise agreed by Employer in writing.

                           (b)      It is agreed that the restrictions contained
in this paragraph 6 are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions will be difficult or impossible to ascertain; and, therefore, Employee has agreed that, in addition to and without limiting any other right or remedy Employer may have, Employer shall have the right to an injunction against him issued by a court of competent jurisdiction enjoining any such breach, and in addition thereto, Employer shall be entitled to the following amounts in the event of any such breach or violation, not as a penalty but as liquidated damages: fifty percent (50%) of any and all salaries, wages, fees, compensation, remuneration, gross profits or other gross income of any kind or nature whatsoever resulting from or otherwise derived in connection with said breach or violation.

                           (c)      Employee    also    agrees,    acknowledges,
covenants, represents and warrants as follows:

                                    (1)      That   he  has   read   and   fully
understands the foregoing restrictions and that he has consulted with a competent attorney regarding the uses and enforceability of restrictive covenants in the Restricted States;

                                    (2)      That he is aware  that there may be
defenses to the enforceability of the foregoing restrictive covenants, based on time or geographic considerations, and that he knowingly, consciously, intentionally and entirely voluntarily, irrevocably waives any and all such defenses relating to time or geographic considerations and will not assert the same in any action or other proceeding brought by Employer for the purpose of enforcing the restrictive covenants or in any other action or proceeding involving Employer and Employee; and

                                    (3)      That  he is  fully  and  completely
aware that, and further understands that, the foregoing restrictive covenants are an essential part of the consideration for Employer entering into this Agreement and that Employer is entering into this Agreement in full reliance on these acknowledgments, covenants, representations and warranties.

                           (d)      In the event that the period of time and/or
geographic limitation described above are nevertheless held to be in any respect an unreasonable restriction (after giving due consideration to the provisions of paragraph 6(c) above), then it is agreed that the court so holding may reduce the territory to which the restriction pertains or the period of time in which it operates or may reduce both such territory and such period, to the minimum extent necessary to render such provision enforceable.

                           (e)      Nothing  herein  shall be deemed to  prevent
Employee after termination of his employment, from engaging in business competitive with that of Employer, provided he does not violate the above provisions, any other provisions in this Agreement, or any other agreements then in effect between Employer and Employee.

                  7.       Warranties.    The   parties   hereto    acknowledge,
represent, warrant and covenant as follows:

                           (a)      Each represents, warrants and covenants that
he or it will use reasonable efforts to comply with all applicable laws, ordinances, statutes, and governmental rules and regulations, with respect to the performance of his or its obligations hereunder.

                           (b)      Each represents, warrants and covenants that
his or its duties to be performed and his or its business will be run with integrity and honesty so as to not adversely affect the reputation, goodwill and name of the other.

                           (c)      Each represents, warrants and covenants that
he or it has the full right and legal authority to enter into and fully perform this Agreement in accordance with its terms.

                           (d)      Each represents, warrants and covenants that
this Agreement, when executed and delivered by him or by its President, will be his or its legal, valid and binding obligation enforceable against him or it in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights generally.

                           (e)      Each represents, warrants and covenants that
the execution and delivery of this Agreement has been duly authorized by him or it and such execution and the performance of his or its obligations hereunder do not and will not violate or cause a breach of any other agreements or obligations to which he or it is a party or by which he or it is bound, including, but not limited to (in the case of the Employee), any employment agreements, restrictive covenants, or similar contracts or obligations which may be applicable to Employee.

                           (f)      Employee  further  represents  and  warrants
that he has not obtained or requested the services of any placement agencies or similar companies in connection with this Agreement or his hiring by Employer. Employee agrees that he alone will be responsible for timely paying, in full (and holding Employer completely harmless from any liability or obligations with respect to), any and all amounts which may be owed to any placement agencies or similar companies, as a finder's fee, placement fee or other payment which may be owed as a result of, or in connection with, any agreements, contracts or other arrangements entered into by or on behalf of Employee.

                  8. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed duly given upon receipt if either personally delivered (including overnight courier service) or sent by certified mail, return receipt requested, addressed to the parties as follows:

                  If to Employer:
                  ---------------

                  Marvin D. Brody
                  President and CEO
                  EMPLOYEE SOLUTIONS, INC.
                  2929 East Camelback Road, Suite 220
                  Phoenix, Arizona  85016

                  with a copy to:
                  ---------------

                  Robert S. Bornhoft, Esq.
                  QUARLES & BRADY
                  One East Camelback, Suite 400
                  Phoenix, Arizona  85012


                  If to Employee:
                  ---------------

                  Jeffery Colby
                  1023 North Hollywood Way, Suite 200
                  Burbank, California  91505-3127

                  with a copy to:
                  ---------------

                  Stewart Dolin, Esq.
                  SACHNOFF & WEAVER, LTD.
                  30 South Wacker Drive
                  29th Floor
                  Chicago, Illinois  60606
or to such other address as any party may provide to the other in accordance herewith.

                  9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings or agreements in regard thereto. No modification or addition to this Agreement shall be valid unless in writing, specifically referring to this Agreement and signed by both Employer and Employee. No waiver of any rights under this Agreement shall be valid unless in writing and signed by the party to be charged with such waiver. No waiver of any term or condition contained in this Agreement shall be deemed or construed as a further or continuing waiver of such term or condition, unless the waiver specifically provides otherwise.

                  10. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. Venue for any legal actions or other proceedings brought by either party in regard to or otherwise arising out of or relating to this Agreement shall be in either the Maricopa County, Arizona Superior Court, or the United States District Court for the District of Arizona, Phoenix Division.

                  11. Construction. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against any party. The paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendment or any exhibits thereof.

                  12. Benefit and Assignment. Subject to paragraphs 4(c) and (d) hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors, assigns, and beneficiaries-in-interest. However, this Agreement may not be assigned in whole or in part by Employee without the prior written consent of ESI, which may be withheld in its sole and absolute discretion. This Agreement may be assigned by ESI without Employee's prior consent to a successor-in-interest of ESI's business.

                  13. Severability. In the event any term or provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable for any reason, this Agreement shall remain in full force and effect, and either (a) the invalid or unenforceable provision shall be modified to the minimum extent necessary to make it valid and enforceable or (b) if such modification is not possible, this Agreement shall be interpreted as if such invalid or unenforceable provision were not a part hereof.

                  14. Litigation. Except as otherwise provided herein, in the event any party hereto institutes an action or other proceeding to enforce any rights arising out of this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the non-prevailing party, such fees to be set by the court and not by a jury and to be included in any judgment entered in such proceeding.

                  DATED as of the date first above written.

EMPLOYER:                                   EMPLOYEE:

EMPLOYEE SOLUTIONS, INC., an
Arizona corporation

By /s/ Marvin D. Brody                      /s/ Jeffery Colby
   ------------------------------           ------------------------
   Marvin D. Brody, President               Jeffery Colby
     and Chief Executive Officer
                                      -11-